EXHIBIT 99.1

Business Mogul Kathy Ireland

Joins Social Reality Team In New Role As Chief Branding Advisor

Los Angeles, CA, October 18, 2016, Social Reality, Inc. (NASDAQ:SRAX) announced today that business mogul Kathy Ireland is joining Social Reality as the Chief Branding Advisor, effective immediately. Ms. Ireland will also help identify top industry executives in the media, entertainment and advertising industries to serve on an Advisory Board being established by Social Reality.

“We believe Social Reality Inc. is an innovative, creative and disruptive leader in advertising, customer connection, social media and marketing. Martin Sumichrast, Vice Chairman of Siskey Capital, a long term advisor to kathy ireland® Worldwide, and a member of Social Reality's Board of Directors, introduced our team to Christopher Miglino, and we are all greatly impressed by Marty’s strategies and goal of discovering new, disruptive companies and Chris’ ability to implement what every organization needs in all things for new media. Social Reality is a dynamic and fast growing organization in the areas of advertising, marketing, and social media services for some of America’s most successful brands. Effective immediately, Social Reality will become the leader for our firm’s renovation in this critical area.  Together, our goal is to bring awareness of SRAX services to global consumer product companies. Everyone at kathy ireland® Worldwide joins together in congratulating Social Reality on its NASDAQ listing,” said Kathy Ireland.

“In June 2016, Forbes ranked Kathy Ireland as one of the 60 Richest Self Made Women in America and, in 2012, reported kathy ireland® Worldwide sales in excess of $2.5 billion. Kathy continues building one of the greatest brands in American history. We believe her knowledge of brand development, and expertise in product differentiation, marketing and retail relationships are unique and disruptive in a powerful way. Kathy is a truly exceptional leader. We are fortunate to be able to learn from Kathy and her team. It is our belief that through Kathy’s guidance, Social Reality will be able to rapidly expand its market share of the Fortune 500 companies, “said Christopher Miglino, CEO and Co-Founder of Social Reality.

kathy ireland® Worldwide is advising Social Reality on its branding strategies, the establishment of an Advisory Board to the Board of Directors and bringing awareness of the company, as an ambassador, to global consumer products companies. The parties expect to enter into a formal advisory agreement in the near future.  Social Reality expects to begin working on social media projects for kathy ireland® Worldwide in the immediate future and intends to debut these projects in the coming months. The positions of Chief Branding Advisor and future member of the Advisory Board to the Board of Directors are non-executive positions.

About kathy ireland Worldwide

Founded in 1993, the kathy ireland® Worldwide brand, celebrates a lifestyle. Listed as the 25th most powerful brand globally by License Global Magazine, the success of kathy ireland® Worldwide is the result of teamwork and dedication.

Kathy has graced the cover of Forbes Magazine twice (2012, 2016) and according to Fairchild Publications, Kathy Ireland is one of the 50 most influential people in fashion.

Kathy and kiWW® support many non-profits including: YWCA Greater Los Angeles for which she is an Ambassador, Dream Foundation, Providence Educational Foundation, 911 for Kids/AEF, and the St. Jude Children’s Research Hospital.  Kathy was recently named an Ambassador for the Elizabeth Taylor AIDS Foundation.

About Social Reality

Social Reality, Inc. (NASDAQ: SRAX) is an Internet advertising company that provides tools to automate the digital advertising market. The company’s Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAXmd is a healthcare-focused programmatic RTB exchange that allows pharma brands and publishers of medical content to create custom exchanges that invite specific advertisers to bid on inventory on their sites. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to effectively leverage the advisory relationship with kiWW Worldwide LLC, our ability to expand our market share, establish an effective Advisory Board and successfully launch social media projects for kiWW Worldwide LLC, and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.